UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	April 15, 2013

Capital Southwest Corporation

(Exact Name of Registrant as Specified in Charter)

Texas

(State or Other Jurisdiction of Incorporation)

814-61	75-1072796
(Commission File Number)	(IRS Employer Identification No.)

12900 Preston Road, Suite 700, Dallas, Texas	75230
(Address of Principal Executive Offices)	(Zip Code)

(972) 233-8242

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 15, 2013, the Capital Southwest Corporation (NasdaqGS: CSWC) board of directors approved a four-for-one stock split to be effected in the form of a dividend to shareholders.

Implementation of the stock split is subject to approval by shareholders of an amendment to the Company’s articles of incorporation to increase the number of authorized shares of the Company's common stock from 5,000,000 shares to 25,000,000 shares. This proposed amendment, along with other matters, will be voted on at the Company’s annual shareholder meeting anticipated to be held on July 15, 2013. If approved, the record date for the split is expected to be on or about July 31, 2013. Each shareholder of record at the close of business on the record date will receive a dividend of three additional shares of common stock for each share then held. The new shares are expected to be distributed on or about August 15, 2013.

Additional details of our annual shareholder meeting and the proposed amendment will be included in the Company’s proxy statement, which will be distributed in connection with the annual meeting.

The text of the release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 17, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2013

CAPITAL SOUTHWEST CORPORATION

	By:	/s/ Gary L. Martin
Gary L. Martin
Chairman and President